Exhibit 10.28

                    NON-COMPETITION, NON-SOLICITATION
                        AND EMPLOYMENT AGREEMENT


     This NON-COMPETITION, NON-SOLICITATION AND EMPLOYMENT AGREEMENT is made and entered into as of May 21, 2001 by and between Lindley Food Service Corporation, a Connecticut corporation (the "Company") and James Hairston (the "Employee").

     WHEREAS, Host America Corporation, a Colorado corporation and the parent corporation of the Company ("Host") has purchased certain assets of Contra-Pak Inc. and transferred such assets to the Company and Employee is the former owner of Contra-Pak Inc.

     WHEREAS, the Company desires to employ the Employee, and the Employee desires to accept such employment, on the terms and conditions set forth herein.

     In partial consideration of the Asset Purchase Agreement between the Host and Contra-Pak as well as the conditions and covenants contained herein, the parties agree as follows.

     1. DEFINITIONS. The following terms shall have the indicated meanings when used in this Agreement, unless the context requires otherwise:

          a. "Effective Date" shall be immediately upon the execution of this Agreement by both parties.

          b. "Benefit Plan" shall mean each vacation pay, sick pay, retirement, welfare, medical, dental, disability, life insurance or other employee benefit plan, program or arrangement.

          c. "Cause" shall mean (i) the conviction of Employee of a felony, with the exception of any such conviction which may result from the charges against Employee in case no. F01-47488, currently pending in Dallas County, (ii) the admission by Employee of an act of fraud or embezzlement involving assets of the Company or its customers, suppliers or affiliates, (iii) the reasonable determination by the Company communicated by written notice to the Employee that there has been a material breach by the Employee of any of his material obligations under this Agreement which results in a material adverse effect on the Company or (iv) the rescission of the Asset Purchase Agreement by and between Contra-Pak and Host dated August 30, 2001, pursuant to
               Section 14 thereof; provided that if such conduct is of a nature subject to cure the Company will have given the Employee prior written notice of

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               such conduct and its intention to terminate his employment and afforded the Employee a reasonable opportunity to cure his conduct.

          d. "Date of Termination" shall mean (A) if termination of employment occurs by reason of death, the date of Employees' death or (B) if termination of employment occurs for any other reason, the date on which a Notice of Termination is delivered to the other party.

          e. "Notice of Termination" shall mean a written notice, which shall set forth in reasonable detail the facts, and circumstances that provided the basis for such termination.

     2. EMPLOYMENT. The Company hereby employs Employee, and Employee hereby accepts employment with the Company, on the terms and subject to the conditions set forth herein.

     The Company hereby agrees to employ and engage the services of the Employee to act in the capacity of, Director of Sales and Operations Director of Dallas. Mr. Hairston primary responsibility will be to achieve sales growth through shelf stable meals. Until the time that a decision is made upon the production location of meals, Mr. Hairston will also be responsible for managing the Dallas production facility in an efficient manner. To aid in the administration functions Lindley Food Service will assist in the general bookkeeping of the company. As an Executive, the Employee's duties and authorities will be consistent with such position and Employee shall be subject to the direction and control of the President of Lindley Food Service. Employee's authorization levels are attached to this Agreement as Attachment A. The Employee agrees, during his employment, to devote substantially his full business time to the business and affairs of the Company (except for (a) services on Corporate, civic, or charitable boards or committees, which do not significantly interfere with the performance of his responsibilities hereunder, (b) such reasonable time as shall be required for the investment of the Employee's assets, which do not significantly interfere with the performance of his responsibilities hereunder, and (c) periods of vacation, personal days and sick leave to which he is entitled) and to use his best efforts to promote the interests of the Company and to perform faithfully and efficiently the responsibilities of an Executive.

     3. TERM. This Agreement and Employee's employment will continue for a term of three (3) years from the date of this Agreement, unless and until terminated by either party in accordance with the terms of this agreement.

     4.   TERMINATION OF SERVICE.

          a. TERMINATION UPON DEATH. Employee's employment hereunder shall terminate upon his death, in which event the Company shall pay to Employee's estate an amount equal to three months of salary plus commissions due until termination of Employment, amounts due under Benefit Plans and any other benefits through Date of Termination.

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          b.   TERMINATION UPON DISABILITY.  If, as a result of a complete mental or physical disability, Employee shall have been absent from his duties hereunder on a full-time basis for three (3) consecutive months, ("Disability") and, within 30 days after the Company notifies Employee in writing that it intends to replace him, Employee shall not have returned to the performance of his duties on a full-time basis, the Company shall be entitled to terminate Employee's employment. In addition, Employee shall, upon his Disability, have the right to terminate his employment with the Company. If such employment is terminated (whether by the Company or by Employee as a result of Employee's Disability, the following shall apply:

          c. The Company shall continue to pay Employee the Base Salary to which he would otherwise be entitled through the remainder of the calendar month during which such termination is effective.

          d. TERMINATION FOR CAUSE. The Company shall be entitled to terminate Employee's employment for Cause, in which event the Company shall continue to pay Employee the Base Salary and Commissions earned to which he would otherwise be entitled through the Date of Termination.

          e. TERMINATION BY EMPLOYEE. Any termination of employee's employment by the Company shall be communicated by a Notice of Termination to the Employee.

     In the event of a termination of this agreement by Employee resulting from a breach described in Section 4.d. above, the provisions of Section 9 of this Agreement shall also be terminated as the date of termination of this Agreement.

          f. NOTICE OF TERMINATION. A Notice of Termination to the other Party shall communicate any termination of Employee's employment by the Company or Employee.

     5.   COMPENSATION AND OTHER BENEFITS.

          a. BASE SALARY. During each Contract Year of the term hereof, the Company will pay to the Employee for services rendered by him to the Company compensation at a rate of $90,000.00 per year (the "Base Salary") to be paid weekly. If the sales of shelf stable meals fall below $800,000.00 or the Net Income Before Taxes fall below ten (10) per cent, the company will have the right to re-negotiate the salary. So long as the Employee remains employed by the Company, the compensation rate shall be increased annually by five (5) percent.

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          b.   COMMISSIONS:  The company shall provide an incentive to the
               Employee to be compensated for achieving new sales growth.
                Once sales reach a minimum of $1,000,000 and up to and
               including $1,499,999.00, the Employee will receive 30% of
               the profits. Once sales reach $1,500,000.00 and up to and including $1,999,999.00, the Employee will receive 25% of the profits. Once sales reach a minimum of $2,000,000.00 and above the Employee will receive 20% of the profits. See the attached Exhibit B.

          c. EXPENSES. The Company shall continue to provide Employee with a corporate credit card to be utilized by the Employee for business expenses incurred by him in the performance of his duties hereunder. Employee shall be entitled to keep and utilize all membership rewards awarded in connection with Employee's use of the corporate credit card. Further, Employee shall be entitled to receive prompt reimbursement for all documented business expenses incurred by him in the performance of his duties hereunder, provided that Employee properly accounts therefore in accordance with the Company's reimbursement policy; provided, however, that the amounts available for such travel or other expenses may be fixed in advance by the Company.

          d. BENEFIT PLANS. Employee shall be entitled to participate in and receive benefits under all of the Company's Benefit Plans or programs generally available to senior management of the Company, including, any 401 K Plan, retirement, disability insurance plans and all other plans or programs. Nothing paid to Employee under any Benefit Plan presently in effect or made available in the future shall be deemed to be in lieu of compensation payable to Employee hereunder. The Company shall pay the full premium applicable to any such benefits for the Employee and his dependents.

               (i) VACATIONS. During the term hereof, Employee shall be entitled to up to five (5) days of sick leave, up to five (5) paid personal days and up to three (3) weeks paid vacation during each Contract Year as Employee deems reasonable. Any vacation time that is not taken in a given Contract Year shall be carried forward to the following Contract Year or Contract Years, as the case may be but in no event more than two (2) weeks, on a cumulative basis.

     6. COMPANY AUTOMOBILE. The Company will reimburse the Employee exactly $700.00 dollars per month for automobile expenses.

     7. DEDUCTIONS. The Employee authorizes the Company to make such deductions and withholdings from his compensation as are required by law or as reasonable

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          directed by the Company for its Employees generally, which deduction will include, without limitation, deductions for federal and state income taxes and Social Security.

     8.   NON-DISCLOSURE OF CONFIDENTIAL, PROPRIETARY AND TRADE SECRET
          INFORMATION.

          a. "Confidential, Proprietary and Trade Secret Information" shall mean any secret or information of a secret, proprietary, or confidential nature relating to the Company and/or any client which is known to the Employee as a result of his employment with the Company or originated by the Employee, including, without limitation, all methods, processes, products, techniques, know-how, marketing strategies and plans, data, financial statements and projections, business plans, inventions, improvements, or discoveries (whether or not patenable or copyrightable), price lists, forecasts, customer lists, customer files, and customer requirements, unless such information is in the public domain to such an extent as to be readily available to competitors.

          b. The Employee acknowledges that the Confidential, Proprietary and Trade Secret Information constitutes a valuable and unique asset of the Company with independent economic value. The Employee agrees that he will not, directly or indirectly, use, communicate, disclose, disseminate, or put in the public domain, any Confidential, Proprietary and Trade Secret Information or any other information of a secret, proprietary, confidential, or generally undisclosed nature relating to the business of the Company. The Employee hereby assigns any rights he may otherwise possess in any Confidential, Proprietary and Trade Secret Information to the Company.

          c. This section shall survive the termination of the Employee's employment.

          d. Nothing in this Agreement is intended to limit the Company's rights under an applicable trade secrets statute.

          e. Employee understands that a violation of this Agreement may result in disciplinary action, including possible termination, and/or legal action.

     9. NON-SOLICITATION AND COVENANT NOT TO COMPETE. In consideration of the Employee's employment by the Company as an Executive and because the Employee shall have access to Confidential, Proprietary and Trade Secret Information, the Employee hereby covenants as follows:

     For a period of four (4) years from the Effective Date or one (1) year from the termination of Employee's employment, whichever is longer, the Employee agrees that, within the territory defined below, he shall not directly or indirectly, personally, by agency, as an

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employee, through a corporation, partnership, limited liability company, or by any other artifice or device, provide or attempt:

          a. to provide any services in the food service industry (other than in connection with a restaurant, private catering business, fast food business or a company providing produce, seafood or beverages).

          b. to provide any services in the food service industry (other than in connection with a restaurant, private catering business, fast food business or a company providing produce, seafood or beverages) to any of the Company's clients to which, within one year prior to the termination of this Agreement, the Employee has provided services in any capacity on behalf of the Company, or the Employee has been introduced or about which the Employee has received information through the Company or through any Client for which the Employee has performed services in any capacity on behalf of the Company.

          c. to retain or attempt to retain for himself or any other party, the services of any person, including any of the Company's employees or consultants, who have provided services to or on behalf of the Company within one year prior to the termination of the Employee's employment, and to whom the Employee has been introduced or about whom the Employee has received information through the Company or through any Client for which the Employee has performed services in any capacity on behalf of the Company.

          d. to utilize Confidential, Proprietary or Trade Secret Information to solicit any suppliers or customers of the Company or in any way induce them not to continue in their relationship with the Company. Furthermore, Employee covenants and agrees not to disrupt, damage, impair or interfere with the business or operations of the Company, including by way of disrupting its relationships with customers, agents, representatives, vendors, or otherwise.

     The term "territory" means the geographic area within a one hundred
(100) mile radius of a facility or location of the Company's operations and any account that the Company/Contra-Pak provided services or solicited.

     The Employee acknowledges that irreparable harm to the Company will result from the breach of the Covenant Not to Compete. Notwithstanding anything to the contrary herein contained, in the event of a material breach by the Company of its obligations under this Agreement, which breach is continuing and remains uncured for a period of ninety (90) days and so long as the Employee is not in material breach of his obligations under this Agreement, then the provisions of this section 9 shall be unenforceable.

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     10.  RIGHTS AND BENEFITS PERSONAL. Except as herein otherwise specifically provided, the rights and benefits of the Employee under this Agreement are personal to him and no such rights or benefits will be subject to voluntary or involuntary alienation, assignment, or transfer.

     11. NON-ALIENATION. The Employee shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien or security interest upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

     12. ATTORNEYS' FEES. Employee acknowledges that his breach of any of the provisions of this Agreement could result in irreparable and unreasonable harm to the Company and that injunctive relief, as well as damages, would be appropriate for a breach of any of such provisions. If any action or proceeding is brought because of an alleged dispute or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs in connection with such action or proceeding in addition to all other recovery or relief.

     13. SEVERABILITY. Whenever there is any conflict between any provision of this Agreement and any statute, law, regulation, or judicial precedent, the latter will prevail, but in each such event, the provisions of this Agreement thus affected will be curtailed and limited only to the extent necessary to bring them within the requirement of law. If any part, section, paragraph, or clause of this Agreement will be held by a court of proper jurisdiction to be indefinite, invalid, or otherwise unenforceable, the entire Agreement will not fail on account thereof, but the balance of this Agreement will continue in full force and effect unless such construction would be clearly contrary to the intention of the parties or would be unconscionable.

     14. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement together constitutes the entire Agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement will be deemed to or will constitute a waiver of any other provisions, whether or

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          not similar, nor will any waiver constitute a continuing waiver.
          No waiver will be binding unless executed in writing by the party making the waiver.

     15. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Employee at the last address he has filed in writing with the Company or, in the case of the Company, Attention: President, at its principal business offices.

     16. SUCCESSOR TO THE COMPANY. Except as may be otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company.

     17. JURISDICTION AND VENUE. The parties acknowledge that the execution of, and substantial performance under, this Agreement has occurred or will occur in the State of Connecticut. Without limiting the right of the parties to pursue their rights and remedies under this Agreement (or under any judgment obtained in respect thereof) in any appropriate jurisdiction, the parties hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Connecticut or any United States court of competent jurisdiction situated therein, to adjudicate any legal action commenced by a party and waive any objections they may at any time have to such jurisdiction and venue.

     18. GOVERNING LAW. The provisions for this Agreement for all purposes will be construed in accordance with the laws of the State of Connecticut.




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     IN WITNESS WHEREOF, the following Agreement was executed as of the date and year first above written.

                              LINDLEY FOOD SERVICE CORPORATION, a
                              Connecticut Corporation


                              By:   ____________________________
                                   ______________, President

                              EMPLOYEE:


                              __________________________________
                              James Hairston









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                                EXHIBIT A
                                ---------

                          Employee's Authority
                          --------------------


     Pursuant to the terms and conditions of the Employment Agreement to which this Exhibit A is attached, Employee is hired to solicit shelf stable meals and any other food service sales as directed by the Company. The Employee will have the authority to incur expenses and make commitments within the guidance set forth below. The following actions require the consent of the Company.

     1. Incurring a single general operating expenses above $5,000 (Food purchase above $35,000).

     2. Hiring or terminating employees with total annual compensation greater than $40,000.

     3. Annual base salary increases for employees of 10% or greater and all bonus payments (subject to any bonus plans in existence or, in the future) for employees in excess of $10,000 per annum in the aggregate.

     4.   Hiring and compensation changes with related party employees.

     5.   Any capital expenditures.

     6. New leases or modifications to existing leases where the aggregate lease commitment are above $10,000 including van/truck leases.

     7. Engagement of any marketing, management or other business consultant.

     8. Execution of consumer contracts where the expected total revenue is in excess of $10,000.

All expense reports are to be submitted in accordance with the Company's policies as in place from time to time.



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